EXHIBIT 99.15
Ferrellgas, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
As of January 31, 2008 and July 31, 2007

FERRELLGAS, INC. AND SUBSIDIARIES
Table of Contents
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

Page
Condensed Consolidated Balance Sheets – January 31, 2008 and July 31, 2007	1

Notes to Condensed Consolidated Balance Sheets	2

FERRELLGAS, INC. AND SUBSIDIARIES
(a wholly-owned subsidiary of Ferrell Companies, Inc.)
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	January 31,	July 31,
	2008	2007
ASSETS

Current assets:
Cash and cash equivalents	$37,846	$21,440
Accounts and notes receivable, net	169,074	118,320
Inventories	181,421	113,807
Prepaid expenses and other current assets	26,736	16,782

Total current assets	415,077	270,349

Property, plant and equipment, net	743,540	768,246
Goodwill	483,353	483,689
Intangible assets, net	235,644	246,283
Other assets, net	19,642	17,874

Total assets	$1,897,256	$1,786,441

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIENCY)

Current liabilities:
Accounts payable	$135,302	$62,103
Short-term borrowings	128,052	57,779
Other current liabilities	100,427	107,231

Total current liabilities	363,781	227,113

Long-term debt	1,017,865	1,011,751

Deferred income taxes	5,968	5,402

Other liabilities	18,993	18,873

Contingencies and commitments (Note F)	—	—

Minority interest	399,003	417,904

Parent investment in subsidiary	171,179	180,160

Stockholder’s equity (deficiency):
Common stock, $1 par value; 10,000 shares authorized; 990 shares issued	1	1
Additional paid-in-capital	20,572	20,429
Note receivable from parent	(145,183)	(145,231)
Retained earnings	43,508	45,303
Accumulated other comprehensive income	1,569	4,736

Total stockholder’s equity (deficiency)	(79,533)	(74,762)

Total liabilities and stockholder’s equity (deficiency)	$1,897,256	$1,786,441

FERRELLGAS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED BALANCE SHEEETS
January 31, 2008
(Dollars in thousands, unless otherwise designated)
(unaudited)
A. Organization and formation
The accompanying consolidated balance sheets and related notes present the consolidated financial position of Ferrellgas, Inc. (the “Company”), its subsidiaries, which include its general partnership interest in both Ferrellgas Partners, L.P. (“Ferrellgas Partners”) and Ferrellgas, L.P. (the “operating partnership”). The Company is a wholly-owned subsidiary of Ferrell Companies, Inc. (the “Ferrell” or “Parent”).
The condensed consolidated balance sheets of the Company reflect all adjustments that are, in the opinion of management, necessary for a fair presentation of the interim periods presented. All adjustments to the consolidated balance sheets were of a normal, recurring nature. The information included in this Quarterly Report should be read in conjunction with the consolidated financial statements and accompanying notes as set forth in the Company’s consolidated financial statements for fiscal 2007.
B. Summary of significant accounting policies
(1) Nature of operations:

The Company is a holding entity that conducts no operations and has three subsidiaries, Ferrellgas Partners, Ferrellgas, L.P. and Ferrellgas Acquisitions Company, LLC (“Ferrellgas Acquisitions Company”).
The Company owns a 1% general partner interest in Ferrellgas Partners and an approximate 1% general partner interest in the operating partnership. The operating partnership is the only operating subsidiary of Ferrellgas Partners. The Company owns a 100% equity interest in Ferrellgas Acquisitions Company. Limited operations are conducted by or through Ferrellgas Acquisitions Company, whose only purpose is to acquire the tax liabilities of acquirees of Ferrellgas Partners. Ferrellgas is engaged primarily in the distribution of propane and related equipment and supplies in the United States. The propane distribution market is seasonal because propane is used primarily for heating in residential and commercial buildings. Ferrellgas serves residential, industrial/commercial, portable tank exchange, agricultural and other customers in all 50 states, the District of Columbia, Puerto Rico.
(2) Accounting estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from these estimates. Significant estimates impacting the condensed consolidated balance sheets include accruals that have been established for contingent liabilities, pending claims and legal actions arising in the normal course of business, useful lives of property, plant and equipment assets, residual values of tanks, capitalization of customer tank installation costs, amortization methods of intangible assets, and valuation methods used to value sales returns and allowances, allowance for doubtful accounts, derivative commodity contracts and stock and unit-based compensation calculations.
(3) New accounting standards:

Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. This statement is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the potential impact of this statement.
SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” provides entities the irrevocable option to elect to carry most financial assets and liabilities at fair value with changes in fair value recorded in earnings. This statement is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the potential impact of this statement.
FASB Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” provides a recognition threshold and measurement attribute for the recognition and measurement of a tax position taken or expected to be taken in a tax return and also provides guidance on derecognition, classification, treatment of interest and penalties, and disclosure. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this interpretation during fiscal 2008 did not have a significant impact on the Company.
SFAS No. 141(R) “Business Combinations” (a replacement of SFAS No. 141, “Business Combinations”) establishes principles and requirements for how the acquirer in a business combination recognizes and measures the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree, how the acquirer recognizes and measures goodwill or a gain from a bargain purchase (formerly negative goodwill) and how the acquirer determines what information to disclose. This statement is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company is currently evaluating the potential impact of this statement.
SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements” establishes accounting and reporting standards for the noncontrolling interest (formerly minority interest) in a subsidiary and for the deconsolidation of a subsidiary and it clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity. This statement is effective for fiscal years beginning on or after December 15, 2008. The Company is currently evaluating the potential impact of this statement.
SFAS No. 161 “Disclosures about Derivative Instruments and Hedging Activities, an Amendment to FASB Statement No. 133” enhances disclosure requirements for derivative instruments and hedging activities. This statement is effective for fiscal years and interim periods beginning on or after November 15, 2008. The Company is currently evaluating the potential impact of this statement.
(4) Income taxes:

Deferred taxes consisted of the following:

	January 31,	July 31,
	2008	2007
Deferred tax assets	$4,723	$1,718
Deferred tax liabilities	(5,968)	(5,402)
C. Supplemental balance sheet information
Inventories consist of:

	January 31,	July 31,
	2008	2007
Propane gas and related products	$160,791	$89,769
Appliances, parts and supplies	20,630	24,038

	$181,421	$113,807

In addition to inventories on hand, the Company enters into contracts primarily to buy propane for supply procurement purposes. Most of these contracts have terms of less than one year and call for payment based on market prices at the date of delivery. All supply procurement fixed price contracts have terms of fewer than 24 months. As of January 31, 2008, the Company had committed, for supply procurement purposes, to take net delivery of approximately 21.0 million gallons of propane at fixed prices.
Other current liabilities consist of:

	January 31,	July 31,
	2008	2007
Accrued interest	$20,590	$23,447
Accrued payroll	12,155	16,680
Accrued insurance	12,224	11,602
Current portion of long-term debt	2,758	2,957
Customer deposits and advances	20,375	21,018
Other	32,325	31,527

	$100,427	$107,231

D. Accounts receivable securitization
The operating partnership transfers certain of its trade accounts receivable to Ferrellgas Receivables, LLC (“Ferrellgas Receivables”), a wholly-owned unconsolidated, special purpose entity, and retains an interest in a portion of these transferred receivables. As these transferred receivables are subsequently collected and the funding from the accounts receivable securitization facility is reduced, the operating partnership’s retained interest in these receivables is reduced. The accounts receivable securitization facility consisted of the following:

	January 31,	July 31,
	2008	2007
Retained interest	$37,256	$14,022
Accounts receivable transferred	$200,000	$76,250
The retained interest was classified as accounts and notes receivable on the condensed consolidated balance sheets. The operating partnership had fully utilized the account receivable securitization facility’s capacity as of January 31, 2008.
The weighted average discount rate used to value the retained interest in the transferred receivables was 5.1% and 5.3% as of January 31, 2008 and July 31, 2007, respectively.
E. Long-term debt
Long-term debt consists of:

	January 31,	July 31,
	2008	2007
Senior notes
Fixed rate, Series C-E, ranging from 7.12% to 7.42% due 2008-2013	$204,000	$204,000
Fixed rate, 8.75%, due 2012, net of unamortized premium	269,661	269,851
Fixed rate, Series C, 8.87%, due 2009	73,000	163,000
Fixed rate, 6.75% due 2014, net of unamortized discount	249,439	249,391

Credit facilities, variable interest rates, expiring 2009 and 2010 (net of $128.1 million and $57.8 million classified as short-term borrowings at January 31, 2008 and July 31, 2007, respectively)	217,548	120,021

Notes payable, due 2008 to 2016, net of unamortized discount	6,936	8,395

Capital lease obligations	39	50

	1,020,623	1,014,708

Less: current portion, included in other current liabilities on the condensed consolidated balance sheets	2,758	2,957

	$1,017,865	$1,011,751

During August 2007, the Company made scheduled principal payments of $90.0 million of the 8.78% Series B Senior Notes using proceeds from borrowings on the unsecured bank credit facilities.
Unsecured credit facilities

As of January 31, 2008, the operating partnership had total borrowings outstanding under the unsecured credit facilities of $345.6 million. The Company classified $128.1 million of this amount as short term borrowings since it was used to fund working capital needs that management intends to pay down within the next 12 months. These borrowings have a weighted average interest rate of 6.77%. As of July 31, 2007, the operating partnership had total borrowings outstanding under the unsecured bank credit facilities of $177.8 million. The Company classified $57.8 million of this amount as short term borrowings since it was used to fund working capital needs that management had intended to pay down within the following 12 months. These borrowings had a weighted average interest rate of 7.21%.

F. Contingencies
The Company’s operations are subject to all operating hazards and risks normally incidental to handling, storing, transporting and otherwise providing for use by consumers of combustible liquids such as propane. As a result, at any given time, the Company is threatened with or named as a defendant in various lawsuits arising in the ordinary course of business. Currently, the Company is not a party to any legal proceedings other than various claims and lawsuits arising in the ordinary course of business. It is not possible to determine the ultimate disposition of these matters; however, management is of the opinion that there are no known claims or contingent claims that are reasonably expected to have a material adverse effect on the condensed consolidated financial condition of the Company.
G. Subsequent Events
During April 2008, the operating partnership executed an amendment to its unsecured credit facility increasing its borrowing capacity by $73 million and bringing total borrowing capacity for all unsecured credit facilities to $598 million.
During May 2008, the operating partnership renewed its accounts receivable securitization facility for a 364-day commitment with JP Morgan Chase Bank, N.A. and Fifth Third Bank. The renewed facility allows the operating partnership to sell up to $160.0 million of accounts receivable, depending on the available undivided interest in the operating partnership’s accounts receivable from certain customers.